Exhibit 15.01
October 29, 2020
The Board of Directors and Stockholders of The Hartford Financial Services Group, Inc.
One Hartford Plaza
Hartford, Connecticut 06155

We are aware that our report dated October 29, 2020, on our review of the interim financial information of The Hartford Financial Services Group, Inc. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, is incorporated by reference in the following registration statements:

Form S-3 Registration No.	Form S-8 Registration Nos.

333-231592	333-105707
333-49170
333-105706
333-34092
033-80665
333-12563
333-125489
333-157372
333-160173
333-168537
333-197671
333-240245

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
129